                                                                 EX-4


                            MAXUS ENERGY CORPORATION
                              9 3/8% NOTES DUE 2003
                                    SERIES B


                              OFFICERS' CERTIFICATE


     A. Pursuant to Section 2.01 of the Indenture dated as of November 1, 1990 (the "Indenture") between Maxus Energy Corporation (the "Company") and Chemical Bank, as Trustee (the "Trustee"), and pursuant to resolutions duly adopted by the Board of Directors of the Company attached hereto as Annex A (the "Resolutions"), the undersigned officers do hereby certify that they are the duly elected Vice President, Treasurer and Chief Financial Officer and the duly elected Vice President and Controller of the Company, and that there is hereby established a series (as that term is used in Section 2.01 of the Indenture) of Securities to be issued under the Indenture, which series of Securities shall have the terms set forth in the Notes (as defined below) and the Prospectus which constitutes a part of the Company's Registration Statement on Form S-3 (No. 33-61350) and the Prospectus Supplement dated January 10, 1994 (collectively, the "Prospectus"), which terms include the following:

     1. The title of the Securities of the series is 9 3/8% Notes Due 2003, Series B (the "Notes"). The Notes may be issued by the Company subject to the limits described herein, and the form of the Notes attached hereto as Annex B is hereby approved.

     2. The limit upon the aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.06, 2.07, 2.10, 3.06 or 9.05 of the Indenture) is $60,000,000.

     3. Interest will be payable to the person in whose name a Note is registered at the close of business on the October 15 or April 15 next preceding the Interest Payment Date.

     4. The date on which the principal of each of the Notes is payable shall be on the 1st day of November 2003 or such earlier date as any such Note is called for redemption in whole or in part.

     5.   The rate at which each of the Notes shall bear interest  shall be
9 3/8% per annum.   The Interest Payment Dates for the Notes shall be November 1 and May 1 of each year, beginning May 1, 1994.

     6. Interest on certificated Notes will be paid by check, mailed to the address of the person entitled thereto as it appears in the Security Register; provided, however, a Holder of $10,000,000 or more in aggregate principal amount of certificated Notes shall, upon written request delivered to the Paying Agent at least five business days prior to the applicable Interest Payment Date, be entitled to receive payments of interest by wire transfer to an account maintained by such person with a bank located in the United States. The principal due on the certificated Notes shall be payable at the office or agency of the Company maintained in the Borough of Manhattan, The City of New York for that purpose. Payments of principal on each certificated Note will be made in immediately available funds, provided that such Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Beneficial owners of Book-Entry Notes will be paid in accordance with the Depository's and its participants' procedures in effect from time to time.

     7. The Notes are not redeemable prior to maturity. There is no obligation of the Company to redeem, repay or purchase the Notes pursuant to any sinking fund or analogous provision, or at the option of a Holder thereof.

     8. The denominations in which the Notes shall be issuable are $1,000 and any amount in excess thereof which is an integral multiple of $1,000.

     9. The initial offering price of the Notes by the Company shall be 100% of their principal amount.

     10. The Notes shall be issued initially in the form of Book-Entry Notes represented by one or more Global Securities and the Depositary for such Global Security or Securities shall be The Depository Trust Company.

     B. Each of the undersigned has read Section 2.01 of the Indenture. In the opinion of each of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not all conditions precedent provided in the Indenture relating to the establishment of the form and terms of a series of Securities under the Indenture, designated as the Notes in this Officers' Certificate, have been complied with. In the opinion of the undersigned, all such conditions precedent have been complied with.

     C. All terms in this Officers' Certificate which are defined in the Indenture or the Prospectus shall have the meanings assigned to them in the Indenture or the Prospectus.

     IN WITNESS WHEREOF, the undersigned have hereunto executed this Officers' Certificate as of the 18th day of January, 1994.


                              ______________________________
                              M. J. Barron
                              Vice President, Treasurer
                                and Chief Financial Officer




                              ______________________________
                              G. R. Brown
                              Vice President and Controller

                                                                      ANNEX B



                            MAXUS ENERGY CORPORATION

                              9 3/8% NOTE DUE 2003
                                    SERIES B
No.  R-1
                                                  $60,000,000

CUSIP 577730 AM 6

If this Note is registered in the name of The Depository Trust Company, a New York corporation, (the "Depositary") (55 Water Street, New York, New York) or its nominee, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary unless and until this Note is exchanged in whole or in part for Notes in definitive form. Unless this certificate is presented by an authorized representative of the Depositary to the issuer for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.
     MAXUS ENERGY CORPORATION, a corporation organized and existing under the laws of the State of Delaware (herein referred to as the "Company"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Sixty Million Dollars ($60,000,000), at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon presentation and surrender of this Note, on the 1st day of November, 2003, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay interest on said principal sum (computed on the basis of a 360-day year of twelve 30-day months) in like coin or currency, at the rate of 9 3/8% per annum, semi-annually on November 1 and May 1 ("Interest Payment Dates") in each year, beginning May 1, 1994, until payment of the principal hereof is paid or duly made available for payment. This Note shall bear interest from the most recent date to which interest has been paid or duly provided for or if no interest has been paid or duly provided for, then from January 18, 1994. The interest so payable on any November 1 or May 1 will be paid to the person in whose name this Note is registered at the close of business on October 15 or April 15, as the case may be, next preceding such November 1 or May 1. Payments of principal will be made in immediately available funds, provided that this Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Interest will be paid by check mailed to the person entitled thereto at such person's address as it appears on the Securities Register; provided, however, a Holder of $10,000,000 or more in aggregate principal amount of Notes shall, upon written request delivered to the Paying Agent at least five Business Days prior to the applicable Interest Payment Date, be entitled to receive payments of interest by wire transfer to an account maintained by such Holder with a bank located in the United States.
     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, AND SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.
     This Note shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until the authentication certificate herein shall have been signed by Chemical Bank, the Trustee under the Indenture, or a successor trustee thereunder.
     IN WITNESS WHEREOF, MAXUS ENERGY CORPORATION has caused this instrument to be executed by the manual or facsimile signatures of its duly authorized officers, and has caused its corporate seal or a facsimile thereof to be impressed or imprinted hereon.

Dated:  January 18, 1994


     TRUSTEE'S CERTIFICATE OF AUTHENTICATION           MAXUS ENERGY CORPORATION

          This is one of the Securities of the
series designated herein referred to in the within-mentioned Indenture.

          CHEMICAL BANK,
                         As Trustee               By:
                                                                 Vice  President
By:
                     Authorized Officer

                                                  Attest:
                                                           Assistant   Secretary

                            MAXUS ENERGY CORPORATION
                              9 3/8% NOTE DUE 2003
                                    SERIES B


     This Note is one of a duly authorized issue of unsecured debentures, notes and other evidences of indebtedness of the Company of the series hereinafter specified (the "Notes"), which together with Securities of all other series are issued or to be issued under an indenture dated as of November 1, 1990 executed between the Company and Chemical Bank (herein called the "Trustee"), to which indenture and all indentures supplemental thereto reference is hereby made for a specification of the rights and limitations of rights thereunder of the registered Holders of Securities, the rights and obligations thereunder of the Company and the rights, duties and immunities thereunder of the Trustee (such indenture and any indentures supplemental thereto herein collectively called the "Indenture"). The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided in the Indenture. This Note is one of a series designated as the 9 3/8% Notes Due 2003, Series B, of the Company, limited in aggregate principal amount to $60,000,000.
     The Indenture contains provisions for defeasance and discharge of the entire principal of all the Securities of any series upon compliance by the Company with certain conditions set forth therein.
     The Notes are not redeemable prior to maturity.
     If an Event of Default with respect to the Notes, as defined in the Indenture, shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of at least 66-2/3% in aggregate principal amount of the Securities of each series to be affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series, on behalf of the Holders of all the Securities of such series, to waive certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.
     Except as otherwise provided in the preceding paragraph or in Sections 8.01, 8.02 and 8.03 of the Indenture, no reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note, at the place, at the respective times, at the rate, and in the currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such transfer or exchange, other than certain exchanges not involving any transfer.
     Certain terms used in this Note which are defined in the Indenture have the meanings set forth therein.
     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.
     The Company, the Trustee for the Notes and any agent of the Company or such Trustee may treat the Holder as the owner hereof for the purpose of receiving payment and for all other purposes, whether or not this Note is overdue, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.

                         _______________________________

                                  ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM  -  as tenants in common                  UNIF GIFT MIN ACT -  ____________ Custodian  ___________
                                                                                 (Cust)              (Minor)
          TEN ENT  -  as tenants by the entireties         Under Uniform                Gifts to Minors Act

          JT TEN   -  as joint tenants with right of                             ___________________________________
                      survivorship and not as tenants in common                             (State)

Additional abbreviations may also be used though not in the above list.

                         _______________________________

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
                          unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
        IDENTIFYING NUMBER OF ASSIGNEE
- -------------------
|                  |
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Please print or typewrite name and address including postal zip code of assignee

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the within Note and all rights thereunder, hereby irrevocably constituting and appointing

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attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Date:____________________________________________    __________________________
                                                     NOTICE:  The signature to
this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.